As filed with the Securities and Exchange Commission on October 30, 1998
                             Registration No. 333-
 ------------------------------------------------------------------------------


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               -------------------

                                    Form S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              --------------------

                               FNB ROCHESTER CORP.
             (Exact name of registrant as specified in its charter)

                                    New York
                 State or other jurisdiction of incorporation)
                                   16-1231984
                      (I.R.S. Employer Identification No.)

            35 State Street,Rochester, New York 14614 (716) 546-3300
            ---------------------------------------------------------
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                            ------------------------

                       1992 Stock Option Plan, as Amended

                            (Full title of the plan)
                             -----------------------

                    Timothy P. Johnson, Esq., V.P. & Counsel
            FNB Rochester Corp., 35 State Street, Rochester, NY 14614
                                 (716) 258-1687
          Name and address, including zip code, and telephone number, include area code, of agent for service)
                             ----------------------

                          Copy to: Ward B. Hinkle, Esq.
                  Hodgson, Russ, Andrews, Woods & Goodyear, LLP
                             1800 One M & T Plaza,
                               Buffalo, NY 14203
                                 (716) 856-4000

                         Calculation of Registration Fee

Title of securities   Amount to be   Proposed Maximum    Proposed maximum     Amount of
to be registered      registered     offering price per  aggregate offering   Registration Fee
                                     share (1)           price (1)

Common Stock,         200,000 Shares $17.25              $3,450,000           $959.10
$1.00 par value

---------------------

(1) Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee. The price per share is to be $17.25 based on the average of the high and low trading prices for the Common Stock in the over-the-counter market on October 28, 1998, as reported on the NASDAQ National Market System. The 200,000 shares indicated will be offered and sold pursuant to an amendment to the Registrant's 1992 Stock Option Plan, as amended.

                                    PART II

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

                 (INFORMATION NOT REQUIRED IN THE PROSPECTUS)


Item 3.  Incorporation of certain documents by reference

                  This Registration Statement relates to securities to be offered and sold pursuant to an amendment to the Registrant's 1992 Stock Option Plan that increased the number of shares of common stock authorized to sold thereunder from 325,000 to 525,000. A total of 325,000 shares of common stock authorized to be sold under the Registrant's 1992 Stock Option Plan were previously registered under Registration Statement No. 33-65194 and Registration Statement No. 333-15325. In accordance with Instruction E to Form S-8, the contents of Registration Statement No. 333-15325 are hereby incorporated herein by reference, except insofar that the references to exhibits shall be those indicated below.


Item 8.  Exhibits

Exhibit Number        Description

     4.1              1992 Stock Option Plan,
                      as amended

     4.2              Forms of Option Agreements under the 1992
                      Stock Option Plan

     4.3              1995 Non Employee Director Stock Option Plan


     5.1              Opinion of Hodgson, Russ, Andrews,
                      Woods & Goodyear, LLP Regarding Legality of
                      Common Stock Being Registered.

     24.1             Consent of KPMG Peat Marwick LLP

     24.2             Consent of Hodgson, Russ, Andrews, Woods
                      & Goodyear, LLP (included in their Opinion filed as Exhibit 5.1)

     25.1             Power of Attorney (included in
                      signature page)

                                SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on the 28th day of October, 1998.

                                FNB ROCHESTER CORP.


                             s/ R. Carlos Carballada
                           By:  R. Carlos Carballada, President



                            POWER OF ATTORNEY

                  Each person whose signature appears below constitutes and appoints Timothy P. Johnson, his or her attorney-in-fact, with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons as of the 28th day of October, 1998.

SIGNATURE                                 TITLE

s/R. Carlos Carballada                    President, Chief Executive Officer,
---------------------------------            and Director
R. Carlos Carballada


s/Stacy C. Campbell                       Senior Vice President,
---------------------------------            Chief Financial Officer
Stacy C. Campbell


s/Michael J. Falcone                      Chairman of the Board of Directors
---------------------------------
Michael J. Falcone


s/Carl R. Reynolds                        Vice Chairman of the Board of
---------------------------------            Directors
Carl R. Reynolds


s/Joseph M. Lobozzo II                    Director
---------------------------------
Joseph M. Lobozzo II


_________________________________         Director
Francis T. Lombardi


s/H. Bruce Russell                        Director
---------------------------------
H. Bruce Russell


s/James D. Ryan                           Director
---------------------------------
James D. Ryan


s/Linda Cornell Weinstein                 Director
---------------------------------
Linda Cornell Weinstein

                                EXHIBIT INDEX

Exhibit Number      Description                        Page/Reference

4.1                 1992 Stock Option Plan,                    1
                    as amended

4.2                 Form of Option Agreements under         Page 6
                    the 1992 Stock Option
                    Plan

5.1                 Opinion of Counsel                      Page 20

24.1                Consent of Independent Accountants      Page 22

24.2                Consent of Counsel (included in
                    Exhibit 5.1)

25                  Power of Attorney (contained
                    on the signature page hereof)

------------

         1. Incorporated by reference to the Appendix to the Proxy Statement of the Registrant dated April 15, 1998 for its Annual Meeting of Shareholders held on May 19, 1998.